UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2011
LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 840-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Purchase and Sale Agreement
          On November 4, 2011, Linn Energy, LLC (the “Company”) entered into, through one of its wholly-owned subsidiaries, a definitive purchase agreement with Plains Exploration & Production Company to acquire certain oil and natural gas properties primarily located in the Granite Wash of Texas and Oklahoma for a contract price of $600 million, subject to closing conditions (the “Acquisition”). The Company anticipates that the Acquisition will close on or before December 31, 2011, and will be financed with internally generated cash flow and proceeds from borrowings under the Company’s existing revolving credit facility. There can be no assurance that all of the conditions to closing the Acquisition will be satisfied.
          A copy of the press release announcing the Acquisition is attached to this Report as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.
          (d) Exhibit.

99.1	Press Release of Linn Energy, LLC dated November 4, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC
Date: November 9, 2011	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President and General Counsel